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                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT
                              --------------------

MEMORANDUM OF AGREEMENT made at Montreal, Quebec, on the 8th day of January
2001.

BY AND BETWEEN:                      Avantron Technologies, Inc., a corporation
                                     constituted pursuant to the Canada Business
                                     Corporation Act, with a place of business at 10, 281 Renaude-Lapointe, Anjou, Quebec
                                     HlJ 274, Canada;

                                       (hereinafter, together with any successor
                                         corporation, the "Corporation");

AND: Raffaele Gerbasi, executive, residing at 31 Chambord Street, Blainville, Quebec J7B 1L1, Canada;

                                                   (hereinafter, the "Employee")

     WHEREAS the Employee, or an entity he controls, holds shares in the capital of the Corporation;

     WHEREAS Sunrise Telecom Canada (hereinafter together with its parent and other affiliated corporations, "Sunrise") will purchase from the Employee and other shareholders (hereinafter, collectively, the "Sellers"), all of the shares held by the Sellers in the capital of the Corporation, pursuant to a share purchase agreement dated January 8, 2001 (hereinafter, the "Share Purchase Agreement"), the whole effective on the Closing Date;

     WHEREAS the parties have agreed that the Employee shall remain in the employ of the Corporation, or its successor corporation, after the Closing Date;

     WHEREAS the parties consequently desire to enter into this Agreement setting forth the terms and conditions of the employment of the Employee with the Corporation after the Closing Date and the benefits attaching thereto;

     NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual covenants herein contained, the parties agree as follows:

                                    ARTICLE I
                                 INTERPRETATION
                                 --------------

1.1 Definitions. Where used herein or in any amendments hereto or in any
    -----------
communication required or permitted to be given hereunder, the following words and phrases shall have the following meanings, respectively, unless the context otherwise requires:

     (a) "Agreement" shall mean this Employment Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement;

     (b) "Business" shall mean the business conducted by the Corporation at the time of the signature of this Agreement, the business conducted by the Corporation up to the termination of the Employee's employment as well as the business that the Corporation was in the process of developing at the time of the termination of the Employee's employment. For greater certainty, the business conducted by the Corporation at the time of the signature of this Agreement can be described as making, manufacturing, marketing, selling, offering to sell, advertising or distributing of telecommunications test equipment;

     (c) "Cause" shall mean any event or circumstance which, pursuant to applicable law, constitutes serious reason for dismissal without either notice, payment in lieu of notice, severance pay or any indemnity whatsoever;

     (d) "Closing Date" shall have the meaning which is set forth in the Share Purchase Agreement;

     (e) "Customer" shall mean any and all Persons having purchased the Corporation's or Sunrise's goods or services in connection with the Business at any time during the two (2) year period preceding the termination of the Employee's employment;

     (f) "Confidential Information" shall mean all information howsoever received by the Employee from or through the Corporation or Sunrise in whatever form (oral, written, machine readable or otherwise) pertaining to the Corporation or Sunrise, including, without limitation, all information related to, processes, formulas, research, developments, financial information, marketing information, names or lists of Customers, prospective Customers, suppliers or distributors; provided, however, that the phrase "Confidential Information" shall not include information that:

          (i) is in the public domain, or generally known in the industry in which the Corporation and Sunrise operate, without any fault or responsibility of the Employee,

          (ii) is approved in writing by the Corporation and Sunrise for disclosure by the Employee prior to its actual disclosure,

          (iii) is lawfully received by the Employee from a Person (other than from any of the other Sellers) who is lawfully in possession of such Confidential

                                       2

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               Information and such Person was not restricted from disclosing same to the Employee;

     (g) "Incapacity" shall mean any medical condition whatsoever which leads to the Employee's absence from his job function for a continuous period of six (6) months without the Employee being able to resume functions on a full time basis at the expiration of such period; and unsuccessful attempts to return to work for periods under fifteen (15) days shall not interrupt the calculation of such six (6) month period;

     (h) "Intellectual Property Rights" shall mean all registered and unregistered intellectual property rights including, without limiting the generality of the foregoing, all intellectual property rights attached to:

          (i) all inventions, trademarks, trade names, copyrightable Works, industrial designs, trade secrets, topographies and all other intellectual property rights; and

          (ii) all domestic and foreign registrations, applications and renewals thereof for registration of intellectual property rights;

     (i) "Person" shall mean an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body; and pronouns which refer to a Person shall have a similarly extended meaning;

     (j) "Territory" shall mean the every State of the United States and every Province of Canada; and

     (k) "Works" shall mean all discoveries, inventions, improvements, innovations, processes, topographies, codes, software, know-how, recipes, technology, formulas, drawings, specifications for products, materials and equipment, process development and ideas including all related documentation on whatever support it is, of which the Employee is solely or jointly in whole or in part, an inventor, discoverer, author, conceiver or originator.

1.2  Preamble. The preamble hereof shall form an integral part of this
     --------
Agreement.

                                   ARTICLE II
                                     DUTIES
                                     ------

2.1 As President of the Corporation, the Employee's duties and responsibilities shall include, above and beyond those inherent to the Employee's title and normally pertaining to it, those compatible with the Employee's position and which the Corporation or its Board of Directors may delegate to him from time to time.

                                   ARTICLE III
                                    DURATION
                                    --------

3.1  This Agreement is hereby concluded for an indeterminate period of time.

                                   ARTICLE IV
                                     SALARY
                                     ------

4.1 The Employee shall receive an annual base salary of Three hundred and ninety thousand Canadian dollars (Cdn$390,000.00), to be paid in twenty-four
(24) equal installments (hereinafter, the "Base Salary"). Base Salary may be modified upwards or downwards in the reasonable discretion of the Corporation.

                                    ARTICLE V
                                      BONUS
                                      -----

5.1 For the first reference year following the Closing Date, the Employee shall receive a bonus of two million thirty one thousand, one hundred seventy Canadian dollars (Cdn$2,031,170). Such bonus is contingent that the Employee be an employee in good standing of the Corporation, unless his employment was terminated by death, by total disablement, or by the Corporation for its convenience, on the first anniversary of the Closing Date, that there has been no breach of this Employment Agreement, and that this Employment Agreement, in its current form, be in full force and effect (unless his employment was terminated by death, total disablement or by the Corporation for its convenience). This bonus is contingent on the shareholders of the Corporation voting unanimously in favor of it. Such vote must occur before the date hereof.

5.2 For the second reference year following the Closing Date, the Employee shall receive a bonus of two million and three hundred and twenty-one thousand and two hundred and fifty seven Canadian dollars (Cdn$2,321,257). Such bonus is contingent that the Employee be an employee in good standing of the Corporation, unless his employment was terminated by death, by total disablement, or by the Corporation for its convenience, on the second anniversary of the Closing Date, that there has been no breach of this Employment Agreement, and that this Employment Agreement be in full force and effect (unless his employment was terminated by death, total disablement or by the Corporation for its convenience). This bonus is contingent on the shareholders of the Corporation voting unanimously in favor of it. Such vote must occur before the date hereof.

5.3 After the second reference year, any bonus, which the Employee will be eligible to receive, shall be reviewed by the Board of Directors on a yearly basis. Any bonus shall be subject to the attainment of certain objectives set forth by the Corporation. In addition, the Employee shall receive an award of options to purchase the stock of Sunrise Telecom Incorporated, such award to be made in accordance with the terms and conditions established by the Compensation Committee of the Board of Directors of Sunrise Telecom Incorporated at its next meeting after the date hereof.

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5.4  Employee's bonus earned under Section 5.1 and 5.2 shall be payable to his heirs only in the event that his employment was terminated by death.

                                   ARTICLE VI
                              BENEFITS AND VACATION
                              ---------------------

6.1 The Employee shall participate in all benefit programs and/or plans which are presently granted or which, at any time during his employment, may be granted to management employees of the Corporation or its parent corporation, the whole in accordance with the actual programs or plans that the Corporation may institute from time to time or as otherwise required under any applicable law.

6.2 All authorized expenses incurred by the Employee during his employment in connection with the performance of his duties and supported with appropriate vouchers shall be paid by the Corporation.

6.3 The Employee shall be granted twenty-five (25) days per year of paid vacation, to be taken at times mutually agreed upon between the Employee and the Corporation.

                                   ARTICLE VII
                                     LOYALTY
                                     -------

7.1 The Employee shall act with diligence, loyalty and honesty and shall make all necessary efforts to promote the Corporation's legitimate interests.

                                  ARTICLE VIII
                                 CONFIDENTIALITY
                                 ---------------

8.1 The Employee hereby agrees not to use, divulge, diffuse, sell, transfer, give, publish, reproduce, circulate, or otherwise distribute to any Person, or otherwise make public, any Confidential Information.

8.2 Any document or work composed, assembled or produced by the Employee or the Corporation and containing Confidential Information (including, without limitation, all notes, extracts, text or references from which any Confidential Information can be implicitly or otherwise revealed or understood) shall be deemed to be Confidential Information within the meaning of this Agreement and shall be treated as such.

8.3 Confidential Information and all embodiments thereof (including any reproduction) shall remain the sole property of the Corporation and shall be returned to the Corporation immediately upon request to this effect or immediately after the termination of the Employee's employment.

8.4 Anything to the contrary herein notwithstanding, disclosure of Confidential Information shall not be precluded if such disclosure is in response to a valid order of a governmental body or is otherwise required by law; provided however that the Employee shall, if reasonably

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   ble, first have given notice thereof to the Corporation and shall have, as
---
reasonably    ble:
           ---

     (a) fully cooperated in the Corporation's attempt, if any, and at the Corporation's cost, to obtain a "protective order" from the appropriate governmental body; or

     (b) fully cooperated in the Corporation's attempt, if any, and at the Corporation's cost, to classify such documents to prevent access by the public, in accordance with the provisions of any law pertaining to freedom of information.

                                   ARTICLE IX
                                     WORKS
                                     -----

     With respect to Works made or conceived by him during his employment or within the three (3) month period following the termination of his employment with the Corporation for any reason, the Employee shall perform the following:

     (a) promptly disclose and describe such Works in writing to the Corporation;

     (b) assign (and the Employee does hereby assign) to the Corporation or such Person designated by the Corporation, without further compensation (but at the Corporation's expense), upon request and in the manner prescribed by the Corporation, all his rights, title and interest in and to said Works and to Intellectual Property Rights related to said Works throughout the world and waive (and the Employee does hereby waive) any and all other rights that are non-assignable, including but not limited to moral rights in all copyrightable Works;

     (c) deliver promptly to the Corporation, upon request and in the form and manner prescribed by the Corporation (without charge to the Corporation but at the Corporation's expense), all written instruments and documentation relating to said Works and Intellectual Property Rights and do such acts as deemed necessary by the Corporation to obtain, maintain and to transfer all rights and title thereto to the Corporation at the Corporation's cost; and

     (d) give all assistance that may be required by the Corporation or the Person designated by the Corporation, at the Corporation's cost, to enable it to protect or exploit the Works and Intellectual Property Rights in any country of the world.

9.2 In consideration of the salary that the Employee receives from the Corporation, all Works (including all data and records pertaining thereto) that the Employee may invent, discover, author, originate or conceive during his employment with the Corporation or during the three (3) month period following the termination of his employment for any reason and all Intellectual Property Rights relating thereto shall be the sole and exclusive property of the Corporation.

9.3 The provisions of sections 9.1 and 9.2 shall not apply to Works that fulfill all of the following criteria:

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     (a)  for which no equipment, supplies, facility or Confidential
          Information, Intellectual Property Rights or trade secrets belonging to the Corporation or to Sunrise were used;

     (b) which do not relate to the Business or to the Corporation's or Sunrise's actual or demonstrably anticipated processes, research or development which the Employee had access to or knowledge of; and

     (c) which do not result from any work performed by the Employee for the Corporation or for Sunrise.

     Schedule A attached hereto contains a list and brief description of all Works the Employee made or conceived prior to or since the beginning of his employment with the Corporation and that the Employee and the Corporation believe should be excluded from the application of the provisions of sections
9.1 and 9.2.

                                    ARTICLE X
                         OBLIGATION OF NON-COMPETITION
                         -----------------------------

10.1 The Employee shall not, during his employment and for a period of two (2) years following the termination of his employment, on his own behalf or on behalf of any Person, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any Person, carry on or be employed by, be engaged in or have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business in all or part of the Territory which is in competition, in whole or in part, with the Business. Notwithstanding the foregoing, the Employee may invest passively in any business through mutual funds.

                                   ARTICLE XI
                  OBLIGATION OF NON-SOLICITATION OF CUSTOMERS
                  -------------------------------------------

11.1 The Employee shall not during his employment and for a period of one (1) year following the termination of his employment, on his own behalf or on behalf of any Person, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any Person, for any purpose which is in competition, in whole or in part, with the Business, solicit any Customer or procure or assist in the soliciting of any Customer.

                                   ARTICLE XII
                  OBLIGATION OF NON-SOLICITATION OF EMPLOYEES
                  -------------------------------------------

12.1 The Employee shall not, during his employment and for a period of one (1) year following the termination of his employment, on his own behalf or on behalf of any Person, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any Person, employ, offer employment to or solicit the employment or engagement of or otherwise entice away from the employment of the Corporation or Sunrise any individual who is employed by the Corporation or Sunrise at the time of the termination of the Employee's employment or who was employed by the Corporation or Sunrise in the six (6) month period preceding the termination of the Employee's employment.

                                  ARTICLE XIII
                           TERMINATION OF EMPLOYMENT
                           -------------------------

13.1 The parties hereto acknowledge and expressly agree that the Employee's employment may be terminated in any of the following eventualities:

     (a) At any time, for Cause, on simple notice from the Corporation to the Employee, the whole without other notice, pay in lieu of notice, severance pay or any indemnity whatsoever, except as may otherwise be required by applicable law; or

     (b) Upon the death or the Incapacity of the Employee, the whole without any notice, pay in lieu of notice, severance pay or any indemnity whatsoever, except as may otherwise be required by applicable law;

     (c) Upon ninety (90) days notice in writing from the Employee to the Corporation, specifying the intention of the Employee to resign; in which event the Corporation shall only be obliged to pay to the Employee his Base Salary plus benefits (excluding bonus) and other allowable expenses paid by the Corporation hereunder, for such remaining part of the period specified in the said notice from the Employee and the Corporation shall have no further obligation hereunder in the event of such resignation of the Employee.

     (d) At any time, without Cause, on simple notice from the Corporation to the Employee, subject to Article XIV.

                                   ARTICLE XIV
                TERMINATION ALLOWANCE: TERMINATION WITHOUT CAUSE
                ------------------------------------------------

14.1 Should the Employee's employment be terminated by the Corporation without Cause, the Employee shall receive and the Corporation hereby undertakes to give to the Employee, a notice or an indemnity in lieu of notice representing the Employee's Base Salary plus benefits (excluding bonus) for a period to be calculated as follows: one (1) month per year of service, with a minimum of six
(6) months and a maximum of eighteen (18) months.

14.2 The Employee recognizes and accepts that the Corporation shall not, in any case, be responsible for any additional amount, indemnity in lieu of notice, severance pay or other damages arising from the termination of his employment, above and beyond those specifically provided for herein.

14.3 The Employee undertakes to give to the Corporation a full and satisfactory written release upon receipt of the payment due to him in accordance with this
Article XIV.

                                   ARTICLE XV
                                  MISCELLANEOUS
                                  -------------

15.1 Headings. The headings in this Agreement are inserted for convenience of
     --------
reference on1y and shall not affect the interpretation hereof.

15.2  Severability. Any Article, Section, Subsection or other subdivision of
      ------------
this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall (a) be severed from any illegal, invalid or unenforceable Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement; and (b) otherwise remain in full force and effect.

15.3  Amendments. No amendment shall be binding unless expressly provided in an
      ----------
instrument duly executed by the parties.

15.4  Waiver. No waiver, whether by conduct or otherwise, of any of the
      ------
provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the parties to be bound thereby.

15.5  Governing Law. This Agreement shall be governed by and interpreted and
      -------------
construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

15.6  No Contradiction. The restrictive covenants which are part of this
      ----------------
Agreement, such as the obligation of non-competition which is set forth at
Article X, shall not be deemed to be in contradiction with the restrictive covenants which are included in the Share Purchase Agreement of even date herewith, but shall be in addition one to another.

15.7  Language. The parties hereto acknowledge that they have requested and are
      --------
satisfied that this Agreement and all related documents be drawn up in the English language. Les parties aux presentes reconnaissent avoir requis que la presente entente et les documents qui y sont relatifs soient rediges en anglais.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date and at the place first above mentioned.

                                                    AVANTRON TECHNOLOGIES, INC.,


                                             Per: /s/ Raffaele Gerbasi
                                                 -------------------------------
                                                      Raffaele Gerbasi


                                                  /s/ Raffaele Gerbasi
                                                 -------------------------------
                                                      Raffaele Gerbasi

                             [Employment Agreement]

                         EMPLOYMENT AGREEMENT AMENDMENT
                         ------------------------------

     This Amendment to Employment Agreement is entered by and between Raffaele Gerbasi, an individual, and Sunrise Telecom Broadband Corp., an unlimited liability company existing under the laws of Nova Scotia, Canada, as of March 12, 2002. (Sunrise Telecom Broadband Corp. is the successor to Avantron Technologies, Inc.)

     On January 8, 2001, Sunrise and Mr. Gerbasi entered into an Employment Agreement. Except as amended hereby, the parties acknowledge and affirm the Employment Agreement.

     Now, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties amend the Employment Agreement as follows:

     Paragraph 5.2 is hereby deleted in its entirety and in its stead:

     5.2 For the second reference year following the Closing Date, the Employee shall receive a bonus of one million and one hundred and sixty thousand and six hundred and twenty nine Canadian dollars (Cdn$1,160,629). Such bonus is contingent that the Employee be an employee in good standing of the Corporation, unless his employment was terminated by death, by total disablement, or by the Corporation for its convenience, on the second anniversary of the Closing Date, that there has been no breach of this Employment Agreement, and that this Employment Agreement be in full force and effect (unless his employment was terminated by death, total disablement or by the Corporation for its convenience).

     5.2A For the third reference year following the Closing Date, the Employee shall receive a bonus of one million and one hundred and sixty thousand and six hundred and twenty nine Canadian dollars (Cdn$1,160,629). Such bonus is contingent that the Employee be an employee in good standing of the Corporation, unless his employment was terminated by death, by total disablement, or by the Corporation for its convenience, on the third anniversary of the Closing Date, that there has been no breach of this Employment Agreement, and that this Employment Agreement be in full force and effect (unless his employment was terminated by death, total disablement or by the Corporation for its convenience).

                                           /s/ Raffaele Gerbasi
                                          --------------------------------------
                                          Raffaele Gerbasi

                                          SUNRISE TELECOM BROADBAND CORP.


                                       By: /s/ Raffaele Gerbasi
                                          --------------------------------------
                                          Raffaele Gerbasi
                                          President